As filed with the Securities and Exchange Commission on December 21, 2001
                          Registration No.____________

================================================================================

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                       WINDSWEPT ENVIRONMENTAL GROUP, INC.
             (Exact name of registrant as specified in its charter)

             Delaware                                   11-2844247
 (State or other jurisdiction of                     (I.R.S. Employer
  incorporation or organization)                     Identification No.)

100 Sweeneydale Avenue, Bay Shore, New York                 11706
 (Address of principal executive offices)                (Zip Code)

         WINDSWEPT ENVIRONMENTAL GROUP, INC. 2001 EQUITY INCENTIVE PLAN
                            (Full title of the Plan)

                           Michael O'Reilly, President
                       Windswept Environmental Group, Inc.
                             100 Sweeneydale Avenue
                            Bay Shore, New York 11706
                     (Name and address of agent for service)

                                 (631) 434-1300
          (Telephone number, including area code, of agent for service)

                                    copy to:
                              Neil M. Kaufman, Esq.
                             Kaufman & Moomjian, LLC
                   50 Charles Lindbergh Boulevard - Suite 206
                          Mitchel Field, New York 11553
                                 (516) 222-5100


                         CALCULATION OF REGISTRATION FEE

                                                                      Proposed            Proposed
                                                                      maximum             maximum
            Title of each class of                 Amount to       offering price        aggregate           Amount of
         Securities to be registered             be registered      per unit (2)     offering price (2)   registration fee
                                                      (1)
---------------------------------------------- ----------------- ------------------ -------------------- ------------------
Common Stock                                       5,000,000            $.275             $1,375,000           $329
---------------------------------------------- ----------------- ------------------ -------------------- ------------------

(1) Represents the shares of Common Stock, par value $.0001 per share, issuable pursuant to the Windswept Environmental Group, Inc. 2001 Equity Incentive Plan. Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended (the "Securities Act"), there are also being registered such indeterminable number of additional shares of common stock as may become issuable pursuant to anti-dilution provisions contained in such plan.

(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) promulgated under the Securities Act, based upon the average of the high and low prices for the common stock on December 20, 2001.

================================================================================

                                     PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The document(s) containing the information specified in Part I will be sent or given to "employees" (as such term is defined in paragraph 1(a) of General Instructions A to Form S-8) as specified by Rule 428(b)(1). Such documents are not being filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. Such documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of
Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.
         ---------------------------------------

         Windswept Environmental Group, Inc. (the "Registrant") hereby incorporates by reference the documents listed below and any future filings the Registrant will make with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") until this offering has been completed:

         1. The Registrant's Annual Report on Form 10-K for the fiscal year ended April 30, 2001;

         2.  The Registrant's Current Report on Form 8-K (Date of Report:
             August 7, 2001), filed with the SEC on August 13, 2001;

         3. Amendment No. 1 on Form 8-K/A to Registrant's Current Report on Form 8-K (Date of Report: July 27, 2001), filed with the SEC on September 20, 2001;

         4. The Registrant's Transition Report on Form 10-K for the period ended July 3, 2001;

         5. The Registrant's Quarterly Report on Form 10-Q for the quarterly period ended October 2, 2001; and

         6. The description of the Common Stock contained in the Registrant's Registration Statement on Form 8-A, including any amendment(s) or report(s) filed for the purpose of updating such description.

Item 4.  Description of Securities.
         -------------------------

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.
         --------------------------------------

         Not applicable.

Item 6.  Indemnification of Directors and Officers.
         -----------------------------------------

         The Registrant's Certificate of Incorporation, as amended to date, eliminates, in certain circumstances, the personal liability of directors of the Registrant for monetary damages resulting from breaches of their fiduciary duties as directors except, pursuant to the limitations of the Delaware General Corporation Law, (i) for any breach of a director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the Delaware General Corporation Law, or any amendatory or successor provisions thereto, or (iv) with respect to any transaction from which a director derived an improper personal benefit. The Registrant's By-Laws provide indemnification to directors, officers, employees, and agents, including against claims brought under state or Federal securities laws, to the fullest extent allowable under Delaware law.

Item 7.  Exemption from Registration Claimed.
         -----------------------------------

         Not applicable.

Item 8.  Exhibits.
         --------

Set forth below are all exhibits to the Registration Statement:

Number  Description
-----   -----------
4.1     Windswept Environmental Group, Inc. 2001 Equity Incentive Plan
5.1     Opinion and consent of Kaufman & Moomjian, LLC
23.1    Consent of BDO Seidman, LLP
23.2    Consent of Deloitte & Touche LLP
23.3    Consent of Kaufman & Moomjian, LLC (Included in legal opinion filed as
        Exhibit 5.1.)
24.1 Powers of Attorney (set forth on the Signatures page to this Registration Statement)

Item 9.  Undertakings.
         ------------

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6 above, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         The Registrant hereby undertakes that it will:

         (1) File during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:
                  (a) include any prospectus required by Section 10(a)(3) of the Securities Act;
                  (b) reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and
                  (c) include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;
         provided, however, the undertakings set forth in clauses (1)(a) and
         (1)(b) above do not apply if the information required to be included in a post-effective amendment by such clauses is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act, that are incorporated by reference in the Registration Statement;

         (2) For the purpose of determining any liability under the Securities Act, deem each such post- effective amendment as a new registration statement relating to the securities offered therein, and the offering of such securities at that time as the initial bona fide offering thereof; and

         (3) Remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

         The Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual reports pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Bay Shore, State of New York, on the 24th day of October, 2001.

                               WINDSWEPT ENVIRONMENTAL GROUP, INC.


                               By:        /s/ Michael O'Reilly
                                  ----------------------------------------
                               Name:    Michael O'Reilly
                               Title:   President and Chief Executive Officer

                                POWER OF ATTORNEY

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on October 24, 2001 by the following persons in the capacities indicated. Each person whose signature appears below constitutes and appoints Michael O'Reilly and Joseph Murphy or either of them, with full power of substitution, his true and lawful attorney-in-fact and agent to do any and all acts and things in his name and on behalf in his capacities indicated below which he may deem necessary or advisable to enable Windswept Environmental Group, Inc. to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement including specifically, but not limited to, power and authority to sign for him in his name in the capacities stated below, any and all amendments (including post-effective amendments) thereto, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in such connection, as fully to all intents and purposes as we might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

    /s/ Michael O'Reilly
------------------------------   President, Chief Executive Officer and Director
       Michael O'Reilly          (Principal Executive Officer)

   /s/ Charles L. Kelly, Jr.
-------------------------------- Chief Financial Officer and Director
       Charles L. Kelly, Jr.     (Principal Financial Officer)

   /s/ Joseph Murphy
-------------------------------- Vice President - Finance & Administration
       Joseph Murphy             (Principal Accounting Officer)

   /s/ Peter A. Wilson
--------------------------------  Chairman
      Peter A. Wilson

   /s/ Samuel Sadove
--------------------------------  Director
       Samuel Sadove

   /s/ Kevin Phillips
--------------------------------  Director
     Dr. Kevin Phillips

   /s/ Anthony Towell
--------------------------------  Director
       Anthony Towell


--------------------------------  Director
       Brian S. Blythe


-------------------------------- Director
       Ronald B. Evans


-------------------------------- Director
       John J. Bongiorno

                       WINDSWEPT ENVIRONMENTAL GROUP, INC.

                         FORM S-8 REGISTRATION STATEMENT

                                  EXHIBIT INDEX

Number  Description
-----   -----------
4.1     Windswept Environmental Group, Inc. 2001 Equity Incentive Plan
5.1     Opinion and consent of Kaufman & Moomjian, LLC
23.1    Consent of BDO Seidman, LLP
23.2    Consent of Deloitte & Touche LLP
23.3    Consent of Kaufman & Moomjian, LLC (Included in legal opinion filed as
        Exhibit 5.1.)
24.1 Powers of Attorney (set forth on the Signatures page to this Registration Statement)